UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-34032	26-0388421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 969-3586

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2012, the Board of Directors of Pioneer Natural Resources GP LLC (the “General Partner”), the general partner of Pioneer Southwest Energy Partners L.P. (the “Partnership”), granted 24,618 phantom units to Scott D. Sheffield, the General Partner’s Chairman and Chief Executive Officer, 8,206 phantom units to Richard P. Dealy, the General Partner’s Executive Vice President and Chief Financial Officer, and 4,663 phantom units to Danny L. Kellum, the General Partner’s Executive Vice President, Permian Operations (the “Phantom Units”) under the Partnership's 2008 Long-Term Incentive Plan.  The Phantom Units will vest on the third anniversary of the date of grant, provided the officer remains employed with the General Partner or its affiliates continuously through the vesting date. The vesting of the Phantom Units accelerates upon a change in control. While an award recipient holds Phantom Units, he or she will be entitled to receive distributions with respect to the Phantom Units if, as and when declared and paid by the Partnership on its common units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

	By:	Pioneer Natural Resources GP LLC, its
general partner

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated: February 28, 2012